SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2006, PRIMEDIA Inc. (the “Company”) announced the appointments of Daniel T. Ciporin and Kevin J. Smith to its Board of Directors.  The appointments are effective immediately.

In connection with such appointments, the Company granted each of Mr. Ciporin and Mr. Smith a three-year option to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.60 per share.

A copy of the press release issued by the Company in connection with the appointments of Messers. Ciporin and Smith is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1: Press Release of PRIMEDIA Inc., dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	July 26, 2006	/s/ Christopher A. Fraser
Christopher A. Fraser
Senior Vice President,General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of PRIMEDIA Inc., dated July 25, 2006